Exhibit 10.15

Agreement Regarding Limited Liability

Company Interests

AGREEMENT (as amended, modified or supplemented from time to time, this “Agreement”), dated as of October 31, 2005, among the undersigned pledgor (the “Pledgor”), Nordea Bank Finland, Plc, New York Branch, not in its individual capacity but solely as collateral agent (the “Pledgee”), and GMR Newbuilding 1, LLC, as the issuer of the Limited Liability Company Interests (as defined below) (the “Issuer”).

W I T N E S S E T H :

WHEREAS, the Pledgor, certain of its affiliates and the Pledgee have entered into a First Priority Pledge and Security Agreement, dated as of October 26, 2005 (as amended, amended and restated, modified or supplemented from time to time, the “Pledge Agreement”), under which, among other things, in order to secure the payment of the Obligations (as defined in the Pledge Agreement), the Pledgor will pledge to the Pledgee for the benefit of the Secured Creditors (as defined in the Pledge Agreement), and grant a first priority security interest in favor of the Pledgee for the benefit of the Secured Creditors in, all of the right, title and interest of the Pledgor in and to any and all Limited Liability Company Interests (as defined in the Pledge Agreement), in each case issued from time to time by the Issuer, whether now existing or hereafter from time to time acquired by the Pledgor (all of such Limited Liability Company Interests, the “Issuer Pledged Interests”); and

WHEREAS, the Pledgor desires the Issuer to enter into this Agreement in order to protect the security interest of the Pledgee under the Pledge Agreement in the Issuer Pledged Interests, to vest in the Pledgee control of the Issuer Pledge Interests and to provide for the rights of the parties under this Agreement;

NOW THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.  The Pledgor hereby irrevocably authorizes and directs the Issuer, and the Issuer hereby agrees, to comply with any and all instructions and orders originated by the Pledgee (and its successors and assigns) regarding any and all of the Issuer Pledged Interests without the further consent by the registered owner (including the Pledgor), and, after receiving a notice from the Pledgee stating that an “Event of Default” has occurred and is continuing, not to comply with any instructions or orders regarding any or all of the Issuer Pledged Interests originated by any person or entity other than the Pledgee (and its successors and assigns) or a court of competent jurisdiction.

2.  The Issuer hereby certifies that (i) no notice of any security interest, lien or other encumbrance or claim affecting the Issuer Pledged Interests (other than the security interest of the Pledgee) has been received by it, and (ii) the security interest of the Pledgee in the Issuer Pledged Interests has been registered in the books and records of the Issuer.

3.  The Issuer hereby represents and warrants that (i) the pledge by the Pledgor of, and the granting by the Pledgor of a security interest in, the Issuer Pledged Interests to the Pledgee, for the benefit of the Secured Creditors, does not violate the charter, by-laws, partnership agreement, membership agreement or any other agreement governing the Issuer or the Issuer Pledged Interests, and (ii) the Issuer Pledged Interests are fully paid and nonassessable.

4.  All notices, statements of accounts, reports, prospectuses, financial statements and other communications to be sent to the Pledgor by the Issuer in respect of the Issuer will also be sent to the Pledgee at the following address:

Nordea Bank Finland, Plc,

New York Branch

437 Madison Avenue

21st Floor

New York, New York 10022

Attn:  Mr. Hans Chr. Kjelsrud

Telephone:  212-318-9634

Facsimile:  212-421-4420

5.  Until the Pledgee shall have delivered written notice to the Issuer that all of the Obligations have been paid in full and this Agreement is terminated, the Issuer will, upon receiving notice from the Pledgee stating that an “Event of Default” has occurred and is continuing, send any and all redemptions, distributions, interest or other payments in respect of the Issuer Pledged Interests from the Issuer for the account of the Pledgor only by wire transfers to such account as the Pledgee shall instruct.

6.  Except as expressly provided otherwise in Sections 4 and 5, all notices, shall be sent or delivered by mail, telegraph, telex, telecopy, cable or overnight courier service and all such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the Pledgee, the Pledgor or the Issuer shall not be effective until received by the Pledgee, the Pledgor or the Issuer, as the case may be.  All notices and other communications shall be in writing and addressed as follows:

(a)                                  if to any Pledgor, at:

c/o General Maritime Corporation, as agent

299 Park Avenue

New York, NY 10171-0002

Attention:  Chief Executive Officer

Telephone No.:  (212) 763-5600

Telecopier No.:  (212) 763-5603

with copies to:

Kramer Levin Naftalis & Frankel LLP

1177 Avenue of the Americas

New York, NY 10036

Attention:  Thomas E. Molner, Esq.

Telephone No.:  (212) 715-9100
Telecopier No.:  (212) 715-8000

(b)                                 if to the Pledgee, at:

Nordea Bank Finland, Plc,

New York Branch

437 Madison Avenue

21st Floor

New York, New York 10022

Attn:  Mr. Hans Chr. Kjelsrud

Telephone:  212-318-9634

Facsimile:  212-421-4420

 (c)                               if to the Issuer, at:

c/o General Maritime Corporation, as agent

299 Park Avenue

New York, NY 10171-0002

Attention:  Chief Executive Officer

Telephone No.:  (212) 763-5600

Telecopier No.:  (212) 763-5603

or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

7.  This Agreement shall be binding upon the successors and assigns of the Pledgor and the Issuer and shall inure to the benefit of and be enforceable by the Pledgee and its successors and assigns.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.  In the event that any provision of this Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement which shall remain binding on all parties hereto.  None of the terms and conditions of this Agreement may be changed, waived, modified or varied in the manner whatsoever except in writing signed by the Pledgee, the Issuer and the Pledgor.

8.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its principles of conflict of laws (other than Title 14 of Articles 5 of the New York General Obligations Law.

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IN WITNESS WHEREOF, the Pledgor, the Pledgee and the Issuer have caused this Agreement to be executed by their duly elected officers duly authorized as of the date first above written.

GENERAL MARITIME CORPORATION,
as Pledgor

By	/s/ John C. Georgiopoulos
Name: John C. Georgiopoulos
Title: Vice President

GMR ADMINISTRATION CORP.,
as Pledgor

By	/s/ John C. Georgiopoulos
Name: John C. Georgiopoulos
Title: Treasurer

NORDEA BANK FINLAND, PLC, NEW YORK BRANCH,
not in its individual capacity but solely as
Pledgee

By	/s/ Martin Lunder
Name: Martin Lunder
Title: Senior Vice President

By	/s/ Anne Engen
Name: Anne Engen
Title: Vice President

GMR NEWBUILDING 1, LLC,
the Issuer

By	/s/ John C. Georgiopoulos
Name: John C. Georgiopoulos
Title: Treasurer